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                                                                 EXHIBIT 99.1(j)


                               THE BENCHMARK FUNDS

             AMENDMENT NO. 10 TO AGREEMENT AND DECLARATION OF TRUST


     WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated July 15, 1982, as amended (the "Declaration"), of The Benchmark Funds (the "Trust") provides that the Declaration may be amended to establish and designate new Series of Units by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such Series;

     NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby amend the Declaration by designating and establishing two additional Series of Units to be known respectively as "California Municipal Units" and "Short Duration Units", each such new Series to have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration, and (2) hereby determine pursuant to Section 7.3 of the Declaration that the foregoing amendment shall be effective upon the execution of a certificate by a Trustee or Officer of the Trust to the effect that said amendment has been duly adopted.
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WITNESS our hands this 27th day of April, 1992


                                              /s/ James J. Gavin, Jr.
                                              --------------------------
                                              James J. Gavin, Jr.

                                              /s/ William B. Jordan
                                              --------------------------
                                              William B. Jordan

                                              /s/ Frederick T. Kelsey
                                              --------------------------
                                              Frederick T. Kelsey

                                              /s/ Robert P. Mayo
                                              --------------------------
                                              Robert P. Mayo

                                              /s/ Terence J. Mulvihill
                                              --------------------------
                                              Terence J. Mulvihill

                                              /s/ William H. Springer
                                              --------------------------
                                              William H. Springer

                                              /s/ Richard P. Strubel
                                              --------------------------
                                              Richard P. Strubel

STATE OF ILLINOIS

COUNTY OF COOK

         Then personally appeared the above-mentioned Trustees and acknowledged this instrument to be their free act and deed this 27th of April, 1992.


                                               /s/ Nancy James
                                              --------------------------
                                               Notary Public
                                               My Commission Expires:11-21-92